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                                                                     Exhibit (6)
                             DISTRIBUTION AGREEMENT


         AGREEMENT made as of the 1st day of December, 1997 by and between CIGNA INSTITUTIONAL FUNDS GROUP, a Massachusetts business trust having its principal place of business at 950 Winter Street, Waltham, Massachusetts (the "Trust"), and CIGNA FINANCIAL SERVICES, INC., a Delaware corporation (the "Distributor") having its principal place of business at 280 Trumbull Street, One Commercial Plaza, Hartford, Connecticut.

         WHEREAS, the Trust is engaged in business as an open-end management company and is registered as such under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Trustees of the Trust under the Master Trust Agreement of the Trust are authorized to issue an unlimited number of shares of beneficial interest of the Trust, and to create an unlimited number of series of shares of the Trust ("Series") with each such Series having its own investment objectives, assets and liabilities; and

         WHEREAS, the Trust operates as a "series company" within the meaning of Rule 18f-2 of the Act and the Board of Trustees has authorized to date one Series known as CIGNA International Stock Fund; and

         WHEREAS, the Trust seeks the assistance of the Distributor in the sale and distribution of shares of such of its Series as are hereafter designated by the Trust; and

         WHEREAS, the Distributor is a broker/dealer properly licensed to act as a distributor of securities and is willing to act as such in the sale and distribution of shares of such of the Series as are now or hereafter designated by the Trust;

         NOW, THEREFORE, the Trust and the Distributor in consideration of the premises and mutual covenants contained herein hereby agree as follows:

         1. The Distributor agrees to arrange to sell, from time to time during the term of this Agreement, shares of each of the Series of the Trust at the net asset value of such shares calculated as described in the then-current prospectus for the applicable Series. The Trust may at any time withdraw offerings of shares of any Series by notice to the Distributor.

         2. In connection with sales of shares of a Series pursuant to paragraph 1 above, the Trust will deliver shares in such names and such manner as is specified in the Trust's prospectus (the "Prospectus") and in the purchase application relating to such shares.



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         3. The Distributor hereby agrees to use its best efforts to find purchasers who shall purchase shares of each Series as to which it acts as Distributor. The Distributor does not undertake hereby to sell any specific number of shares of any Series.

         4. (a) The Trust, directly or through its investment adviser, shall, as to each Series, as to which the Distributor acts as distributor: (1) provide all necessary services relating to the preparation and printing of registration statements, applications for qualification, Prospectuses except as provided below and other materials necessary in connection with registration of the Trust, each such Series and the shares of the Trust under federal and state securities laws, (2) bear the cost of all registration fees, and (3) pay all fees of State Street Bank and Trust Company under the Custodian Agreement and the Transfer Agency Agreement for services it renders to or on behalf of the Trust.

                  (b) The Distributor shall be responsible for the following expenses on a Series by Series basis, where applicable: (1) the incremental cost of prospectuses and periodic shareholder reports utilized by it in effecting sales, (2) the cost of printing sales literature used by the Distributor or furnished to dealers, (3) all costs of advertising in connection with the public offering of shares of a Series, and (4) all costs of complying with regulatory requirements applicable to the Distributor and its representatives.

         5. The Trust shall sell through the Distributor, as the Trust's agent, shares to eligible investors as described in the Prospectus. All orders through the Distributor shall be subject to acceptance and confirmation by the Trust.

         6. As the Trust's agent, the Distributor may sell and distribute shares in such manner not inconsistent with the provisions hereof and the Prospectus of the applicable Series. In this connection, the Distributor shall comply with all laws, rules and regulations applicable to it, including, without limiting the generality of the foregoing, the 1940 Act and all applicable rules and regulations thereunder and all applicable rules and regulations of The National Association of Securities Dealers, Inc. (the "NASD").

         7. The Trust shall furnish the Distributor from time to time, for use in connection with the sale of shares, written information with respect to the Trust or one or more of its Series. In each case, such written information shall be signed by an authorized officer of the Trust. The Trust represents and warrants that such information, when signed by one of its officers, shall be true and correct. The Trust also shall furnish to the Distributor copies of its reports to its shareholders and such additional information regarding the



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financial condition of one or more of its Series as the Distributor may reasonably request from time to time.

         8. The Trust shall prepare and furnish to the Distributor from time to time such number of copies of the most recent form of the Prospectus and Statement of Additional Information relating to the Trust's Series filed with the Securities and Exchange Commission ("SEC") as the Distributor may reasonably request. The Trust authorizes the Distributor to use such Prospectuses, in the form furnished to the Distributor from time to time, in connection with the sale of shares.

         9. No shares shall be sold through the Distributor or issued by a Series of the Trust under this Agreement and no orders for the purchase of shares shall be confirmed or accepted by the Trust if and so long as the effectiveness of its Registration Statement (the "Registration Statement") shall be suspended under any of the provisions of the Securities Act of 1933 (the "1933 Act") or the 1940 Act. Nothing contained in this paragraph shall in any way restrict, limit or have any application to or bearing upon the Trust's obligation to redeem shares of any Series from any shareholder pursuant to the terms of the then-current effective Prospectus of that Series. The Trust will use its best efforts at all times to have shares of each of its Series effectively registered under the 1933 Act and to maintain its registration as an investment company under the 1940 Act.

         10. The Trust agrees to advise the Distributor immediately:

                  (a) of any request by the SEC for amendments to the Registration Statement or any Prospectus or for additional information;

                  (b) in the event of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or a Prospectus under the 1933 Act, or of the initiation of any proceedings for that purpose;

                  (c) of the happening of any material event which makes untrue any statement made in the Registration Statement or any Prospectus or Statement of Additional Information which requires the making of a change therein in order to make the statements therein not misleading; and

                  (d) of all action of the SEC with respect to any amendments to the Registration Statement which may from time to time be filed with the SEC under the 1933 Act or the 1940 Act.

         11. The Trust shall comply with all applicable laws, rules and regulations, including, without limiting the generality of



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the foregoing, all rules and regulations made or adopted pursuant to the 1933
Act, the 1940 Act or by the NASD.

         12. This Agreement shall become effective with respect to any Series upon the effectiveness of the Trust's Registration Statement relating to such Series, and shall continue in effect for so long as the Trust's Registration Statement relating to such series remains effective. This Agreement (or any Supplement) may, in any event, be terminated at any time, without the payment of any penalty, by the Trust upon 60 days' written notice to the Distributor and by the Distributor upon 60 days' written notice to the Trust. This Agreement shall immediately terminate in event of its assignment (as that term is defined in the 1940 Act).

         13. Except to the extent necessary to perform the Distributor's obligations under this Agreement, nothing herein shall be deemed to limit or restrict the right of the Distributor, or any affiliate of the Distributor, or any employee of the Distributor, to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

         14. The Trust shall preserve copies of this Agreement and all reports made pursuant to this Agreement, for a period of not less than six years from the date of this Agreement or such report, as the case may be, the first two years in an easily accessible price.

         15. It is understood that trustees, officers, agents and shareholders of the Trust are or may be interested in the Distributor as directors, officers, stockholders, or otherwise, that directors, officers, agents and stockholders of the Distributor are or may be interested in the Trust as trustees, officers, shareholders or otherwise, that the Distributor may be interested in any Series of the Trust as a shareholder or otherwise and that the existence of any such dual interest shall not affect the validity thereof or of any transaction hereunder except as otherwise provided in the Master Trust Agreement of the Trust and the Articles of Incorporation of the Distributor, respectively, or by specific provision of applicable law.

         16. Any notice under this Agreement shall be in writing, addressed and delivered or mailed postage prepaid to the other party at such address as such other party may designate for the receipt of such notices. Until further notice to the other party, it is agreed for this purpose that the address of the Distributor shall be 280 Trumbull Street, One Commercial Plaza, Hartford, CT 06103 and that the address of the Trust shall be



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c/o  CIGNA Investments, Inc., 900 Cottage Grove Road, Hartford,
Connecticut 06152, Attn: Mutual Funds Operations.

         17. Copies of the Master Trust Agreement establishing CIGNA Institutional Funds Group (the "Trust") are on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed on behalf of the Trust by an officer of the Trust as an officer and not individually and that the obligations of or arising out of this Agreement are not binding upon any of the Trustees, officers, shareholders, employees or agents of the Trust individually but are binding only upon the assets and property of the Trust.

         18. This Agreement shall be construed and its provisions interpreted in accordance with the laws of the Commonwealth of Massachusetts.


                                          CIGNA INSTITUTIONAL FUNDS GROUP


                                          By: /s/ R. Bruce Albro
                                             -----------------------------------
                                             By:   R. Bruce Albro
                                             Its:  Chairman of the Board and
                                                     President


                                          CIGNA FINANCIAL SERVICES, INC.


                                          By: /s/ Willard S. Bashan
                                             -----------------------------------
                                             By:   Willard S. Bashan
                                             Its:  President



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